Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:

We consent to incorporation by reference in the registration statements No. 333-62381, No. 333-66919, No. 333-26833, No. 333-82063, No. 333-44858, No. 333-51344, No. 333-108556, No. 333-120492, No. 333-70678, No. 333-128132 and No. 333-136173 on Form S-3, No. 333-77645 on Form S-4 and No. 333-82061, No. 333-35162, No. 333-42513, No. 333-113907, No. 333-124364 and No. 333-128133 on Form S-8 of Duke Realty Corporation of our report dated March 3, 2006, except as to notes 6 and 8, which are as of November 14, 2006, relating to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule III, which report appears in the current report on Form 8-K of Duke Realty Corporation dated November 14, 2006.

/s/ KPMG LLP

Indianapolis, Indiana

November 14, 2006